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      RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

                             of

               GRAYBAR ELECTRIC COMPANY, INC.
      Under Section 807 of The Business Corporation Law

              -----------------------------------

          We, the undersigned, James L. Hoagland and George
S. Tulloch, Jr., being respectively the President and Secretary of GRAYBAR ELECTRIC COMPANY, INC., hereby certify:
          1.   The name of the Corporation is GRAYBAR
ELECTRIC COMPANY, INC.
          2.   The Certificate of Incorporation of the
Corporation was filed in the Department of State of New York on the 11th day of December 1925 and a Restated Certificate of Incorporation was so filed on June 17, 1969.
          3.   The text of the Restated Certificate of
Incorporation as amended heretofore is hereby restated without further amendment or change to read as herein set forth in full:
               FIRST:  The name of the corporation is
     GRAYBAR ELECTRIC COMPANY, INC.
               SECOND: The purposes for which it is formed are as follows:
               (a)  To manufacture or otherwise acquire,
          own, use, buy, sell, lease and deal in all kinds and descriptions of electric and other instruments, machinery, apparatus, appliances and


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          equipment, and all materials, supplies, tools and
          implements appertaining thereto;
               (b)  To carry on and conduct any and every
          kind of manufacturing business;
               (c)  To carry on and conduct any and every
          kind of general contracting, construction and engineering business;
               (d)  To carry on and conduct any and every
          kind of general purchasing, mercantile and supply business;
               (e)  To mine, extract, remove or otherwise
          acquire and use, turn to account and dispose of coal, oil, metal, stone, minerals of every kind, and timber.
          THIRD: The aggregate number of shares which the corporation shall have authority to issue is seven million eight hundred thousand (7,800,000), of which three hundred thousand (300,000) shares of the par value of Twenty Dollars ($20.00) each shall be designated "Preferred Stock" and seven million five hundred thousand (7,500,000) shares of the par value of One Dollar ($1.00) each shall be designated "Common Stock".
          FOURTH: The designations, preferences, privileges and voting powers of the shares of each class and the qualifications thereof are as follows:

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          A.   The preferred stock shall be designated as
     "Preferred Stock."
               (a)  Commencing January 1, 1948, the holders
          of the Preferred Stock shall be entitled to receive, when and as declared by the board of directors, dividends thereon at the rate of One Dollar ($1) per share per annum payable quarterly on the last business day of March, June, September and December in each year, such dividends to accrue from January 1, 1948, or, as to Preferred Stock issued thereafter, from the dividend date next preceding the date of issue, or from the date of issue if the date of issue coincides with the dividend date. The first such dividend shall be payable March 31, 1948. Such dividends shall be non-cumulative except to the extent earned in each calendar year. No dividends shall be deemed to be earned for any year if, after the payment thereof and after any necessary adjustments in the liabilities and assets of the corporation, the capital of the corporation would be impaired. Unless all dividends on the Preferred Stock out of net earnings for a year and to the extent of the earnings for such year available for dividends on the Preferred Stock shall have been paid on or before March 31 of the following year, no dividends shall thereafter be paid on the Common

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          Stock until all such dividends to the extent
          earned for such preceding year on the Preferred Stock shall have been paid.
               The term "net earnings" as used in this
          paragraph (a) of Section A hereof shall be deemed to mean net earnings as determined under the corporation's established accounting methods, including the deduction of payments into the Pension Fund of Graybar Electric Company, Inc. (or to an insurance company for pension purposes) covering current accrued liability pursuant to the provisions of Graybar Electric Company, Inc.'s Plan for Employees' Pensions, Disability Benefits and Death Benefits and payments of disability and death benefits thereunder but excluding payments to make up deficiencies in said Pension Fund (or to make up deficiencies in payments to an insurance company for pension purposes) as such deficiencies exist on December 31, 1947.
               If the net earnings for any year determined as aforesaid shall be less than the amount paid as dividends on the Preferred Stock for such year, the excess of the dividends so paid shall be deducted from earnings for the next succeeding year or years in determining net earnings for such next succeeding year or years available for

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          non-cumulative dividends on the Preferred Stock
          until such excess shall be made up.
               (b)  Upon any dissolution or liquidation of
          the corporation or sale of all of its assets, whether voluntary of involuntary, there shall be paid to the holders of Preferred Stock Twenty Dollars ($20) per share plus an amount equal to any dividends accrued thereon to the extent earned but unpaid to the date of payment, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock shall be entitled shall be deposited with a bank or trust company in the Borough of Manhattan, City of New York, having a capital surplus and undivided profits of at least Five Million Dollars ($5,000,000) as a trust fund for the benefit of holders of such Preferred Stock, before any sums shall be paid to or any assets distributed among the holders of the Common Stock, and after such payments to the holders of the Preferred Stock or the making of such deposit all remaining assets and funds shall be paid to or distributed among the holders of the Common Stock.
               (c)  The corporation, at the option of the
          board of directors, may redeem at any time or from time to time all or any part of the Preferred Stock at Twenty Dollars ($20) a share plus an

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          amount equal to any dividends accrued thereon to
          the extent earned but unpaid to the dividend date next preceding the date fixed for redemption, and the determination of the board of directors with respect to the earnings available for dividends on the Preferred Stock for any quarter or quarters of a year shall be conclusive and binding upon any stockholder whose stock is so redeemed; provided, however, that not less than thirty (30) days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the shares of Preferred Stock so to be redeemed by mailing a copy of such notice to such holders at their respective addresses as the same appear upon the books of the corporation. In case of redemption of less than all of the outstanding Preferred Stock, such redemption shall be made pro rata, or the shares to be redeemed shall be chosen by lot, in such manner as the board of directors may determine.
               At any time after notice of redemption has been given in the manner herein prescribed, or, in the case of redemption of all the outstanding shares of Preferred Stock, after the corporation shall have delivered to any bank or trust company having its principal office in the Borough of Manhattan, City and State of New York and having a

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          capital, surplus and undivided profits of at least
          Five Million Dollars ($5,000,000) an instrument in writing irrevocably authorizing such bank or trust company to give notice of redemption of such shares in the name of the corporation and in the manner herein prescribed, the corporation may deposit the amount of the aggregate redemption price with any such bank or trust company named in such notice, in trust for the holders of the shares so to be redeemed, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective order of such holders, on endorsement to the corporation or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon deposit of the aggregate redemption price as aforesaid, or if no such deposit is made, upon said date fixed for redemption (unless the corporation shall default in making payment of the redemption price as set forth in said notice), such holders shall cease to be stockholders with respect to said shares and shall be entitled only to receive the redemption price on the date fixed for redemption as aforesaid, from such bank or trust company or from the corporation, without interest thereon, upon endorsement if required, and the surrender of the certificates for such shares, as aforesaid;

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          provided that any funds so deposited by the
          corporation and unclaimed at the end of six (6) years from the date fixed for such redemption shall be repaid to the corporation upon its request, after which repayment the holders of such shares so called for redemption shall look only to the corporation for payment of the redemption price thereof. Any interest accrued on any funds so deposited shall belong to the corporation and shall be paid to it from time to time.
               If at any time dividends on the Preferred
          Stock shall be in arrears to the extent earned and until all such dividends in arrears to the extent earned shall have been declared or provided for, the corporation shall not redeem Preferred Stock, except as a whole.
               Subject to the provisions hereof, the board of directors shall have authority to prescribe the manner in which Preferred Stock shall be redeemed from time to time. No shares of Preferred Stock redeemed shall be reissued or otherwise disposed of.
               (d)  Except as otherwise required by law, no
          holder of Preferred Stock shall have any right to vote for the election of directors or for any other purpose including a proceeding for mortgaging the property and franchises of the

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          corporation pursuant to Section 16 of the Stock
          Corporation Law of the State of New York, for authorizing any guaranty pursuant to Section 19 of said Law, for sale of the franchises and property of the corporation pursuant to Section 20 of said Law, for consolidation pursuant to Section 86 of said Law, for voluntary dissolution pursuant to
          Section 105 of said Law, or for change of name pursuant to the General Corporation Law.
               (e) No holder of Preferred Stock shall sell, transfer or otherwise dispose of any shares of such stock to any party other than the corporation without first offering to sell said shares to the corporation at the price of Twenty Dollars ($20) per share plus an amount equal to dividends accrued to the extent earned on said stock to the end of the immediately preceding calendar quarter (the determination of the board of directors with respect to the earnings available for dividends on the Preferred Stock for any quarter or quarters of a year being conclusive and binding upon any stockholder so offering to sell any shares) and tendering to the corporation the certificates therefor duly endorsed in proper form for transfer; and the corporation is hereby given an option to purchase all or any part of the Preferred Stock held by such holder at the price

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          aforesaid good from the date of such offer and
          tender until the expiration of thirty (30) days from said date. Nothing in this paragraph (e) contained, however, shall be construed to prevent any holder of shares of Preferred Stock from transferring such shares to voting or other trustees under a voting trust agreement or under any other agreement relating to stock of the corporation approved by the board of directors of the corporation and receiving voting trust certificates or other certificates of interest covering the shares so transferred; and, in the event that shares of Preferred Stock of the corporation shall be transferred to such voting trustees, the voting trust certificates or other certificates of interest so issued to such stockholders shall be held by each and every owner thereof subject to the same terms and conditions as provided in this Section A; and the terms "shares," "stock," "Preferred Stock," "shares of Preferred Stock," "stock certificates" or "certificates for stock" whenever used in this Section A shall be deemed to include voting trust certificates or other certificates of interest covering shares of Preferred Stock of the corporation unless otherwise stated; and the term "stockholder" as used in this Section A shall also

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          be deemed to include the owner of such voting
          trust certificates or other certificates of interest covering shares of Preferred Stock of the corporation.
               (f)  The corporation is hereby given an
          option in the event of the death of the holder of any shares of Preferred Stock of the corporation to purchase from his estate all or any part of such shares at the price per share provided in paragraph (e) of this Section A at any time from and after the expiration of one year from the date of his death until thirty (30) days after such shares shall have been offered for sale to the corporation at the said price and certificates for such shares of stock, duly endorsed in proper form for transfer, shall have been tendered to the corporation, accompanied by any other papers necessary or proper to effect a valid transfer. The option in this paragraph (f) given to the corporation, however, is subject to the provision that in the event the estate of any deceased stockholder shall offer to sell and shall tender to the corporation at any time before the expiration of the period of one year from the date of death of such deceased stockholder any stock held by his estate, the option shall terminate unless within thirty (30) days from the time said

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          stock is presented to the corporation for purchase
          the corporation shall purchase said stock at the said purchase price.
               (g)  In the event that any holder of
          Preferred Stock ceases to be an employee of the corporation or a subsidiary corporation, for any cause other than death or retirement on a pension allowed by the corporation or by such subsidiary corporation, the corporation is hereby given an option to purchase all the Preferred Stock held by such stockholder, at the price provided in paragraph (e) of this Section A good from the date such holder ceases to be an employee as aforesaid until the expiration of thirty (30) days after he has made an offer to the corporation to sell said stock at said price and a tender of the certificates therefor duly endorsed in proper form for transfer.
               (h)  All offers for sale of shares to the
          corporation and tenders of certificates for such shares must be made at the principal office of the corporation, in the County of St. Louis, State of Missouri or such other place as the corporation shall designate by notice in writing to stockholders of record. In the event of any such offer and tender, the mailing of a check for the purchase price as determined pursuant to the

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          provisions of paragraph (e) of this Section A of
          the shares under option to the seller at the address shown upon the books of the corporation or in the event that the seller is a holder of a voting trust certificate at the address shown upon the books of the voting trustees or at any other address furnished by the seller for such purpose at any time within the option period shall be deemed to be due exercise of the option. The corporation may at any time, whether or not such offer and tender has been made, exercise any option to purchase, redeem, or otherwise acquire any shares of stock of the corporation granted to it hereunder by mailing notice of its election so to do to the record holder of the stock covered thereby at his address as shown upon the stock books of the corporation, or in case of voting trust certificates or other certificates of interest covering stock of the corporation then at the address of the owner thereof as shown upon the books of the voting or other trustees. Said notice shall state in substance that the corporation has elected to exercise its option and that it will make payment for the stock to be thus purchased upon delivery to it at its principal office in the County of St. Louis, State of Missouri or such other place as the corporation

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          shall designate by notice in writing to
          stockholders of record, of the certificates therefor, properly endorsed for transfer, accompanied by such instruments as the corporation may deem necessary, and such stockholder, or his executors or administrators as the case may be, shall forthwith surrender and deliver at said office the certificates for said stock duly endorsed in blank, accompanied by such instruments, and shall be entitled to receive payment (which payment may be by check) of the purchase price therefor as determined pursuant to the provisions of paragraph (e) of this Section A.
               (i)  In the event that the corporation shall
          purchase any of the Preferred Stock upon exercise of any of the aforesaid options, the corporation may purchase such stock in the name and for the account of any employee of the corporation, or of a subsidiary corporation, with funds provided by any such party, or at its option, if it has funds available for the purpose, the corporation may purchase the shares for its own account and deposit them in its treasury, and may resell from time to time any or all of such shares purchased for its own account for such price or prices, and to such employee or employees of the corporation or of a subsidiary corporation as the board of

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          directors may determine, or, at the option of the
          board of directors, any or all of such shares may be retired or cancelled in any manner permitted by law.
          B.   The common stock shall be designated as
     "Common Stock."
               (a)  No holder of Common Stock shall sell,
          transfer, or otherwise dispose of any shares of such stock to any party other than the corporation without first offering to sell said shares to the corporation at the price for which said shares were issued by the corporation (or in the event of any change, subdivision, combination or reclassification of said shares, then at the price for which were issued the shares so changed, subdivided, combined or reclassified into the shares so offered to the corporation), plus an amount equal to dividends accrued on said stock from the beginning of the calendar quarter to be paid at the close of such calendar quarter only if a dividend for said quarter is declared, and tendering to the corporation the certificates therefor duly endorsed in proper form for transfer, and the corporation is hereby given an option to purchase all or any part of the Common Stock held by such holder at the price aforesaid good from the date of such offer and tender until

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          the expiration of thirty (30) days after said
          date. Nothing in this Section B contained, however, shall be construed to prevent any holder of shares of Common Stock from transferring such shares to voting or other trustees under a voting trust agreement, or under any other agreement relating to stock of the corporation approved by the board of directors of the corporation or to prevent any subscriber to the Common Stock from causing the stock subscribed for by him from being issued direct to such voting or other trustees and in either event receiving voting trust certificates or other certificates of interest covering the shares so transferred to or issued to such voting or other trustees; and in the event that shares of Common Stock of the corporation shall be transferred to or issued to such voting or other trustees, the voting trust certificates or other certificates of interest so issued to such stockholders or subscribers shall be held by each and every owner thereof subject to the same terms and conditions as provided in this Section B for shares of Common Stock of the corporation; and the terms "shares," "stock," "Common Stock, "shares of stock," "shares of Common Stock," "stock certificates," or "certificates for stock" whenever used in this Section B shall be deemed to

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          include voting trust certificates or other
          certificates of interest covering shares of Common Stock of the corporation unless otherwise stated, and the term "stockholder" as used in this Section B shall also be deemed to include the owner of such voting trust certificates or other certificates of interest covering shares of Common Stock of the corporation.
               (b)  The corporation is hereby given an
          option in the event of the death of the holder of any shares of Common Stock of the corporation to purchase from his estate all or any part of such shares at the price per share provided in paragraph (a) of this Section B, at any time from and after the expiration of one year from the date of his death until thirty (30) days after such shares shall have been offered for sale to the corporation at the said price and certificates for said shares of stock duly endorsed in proper form for transfer shall have been tendered to the corporation, accompanied by any other papers necessary or proper to effect a valid transfer. The option in this paragraph (b) given to the corporation, however, is subject to the provision that in the event the estate of any deceased stockholder shall offer to sell and shall tender to the corporation at any time before the

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          expiration of the period of one year from the date
          of death of such deceased stockholder any stock held by his estate, the option shall terminate unless within thirty (30) days from the time of said stock is presented to the corporation for purchase, the corporation shall purchase said stock at the said purchase price.
               (c)  In the event that any holder of Common
          Stock ceases to be an employee of the corporation, or of a subsidiary corporation, for any cause other than death or retirement on a pension allowed by the corporation or by such subsidiary corporation, the corporation is hereby given an option to purchase all the Common Stock held by such stockholder at the price provided in paragraph (a) of this Section B good from the date such holder ceases to be an employee as aforesaid until the expiration of thirty (30) days after he has made an offer to the corporation to sell said stock at said price and a tender of the certificates therefor duly endorsed in proper form for transfer.
               (d)  All offers for sale of shares to the
          corporation and tenders of certificates for such shares must be made at the principal office of the corporation, in the County of St. Louis, State of Missouri or such other place as the corporation

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          shall designate by notice in writing to
          stockholders of record. In the event of any such offer and tender, the mailing of a check for the purchase price as determined pursuant to the provisions of paragraph (a) of this Section B of the shares under option to the seller at the address shown upon the books of the corporation or in the event that the seller is a holder of a voting trust certificate at the address shown upon the books of the voting trustees or at any other address furnished by the seller for such purpose at any time within the option period shall be deemed to be due exercise of the option. The corporation may at any time, whether or not such offer and tender has been made, exercise any option to purchase, redeem, or otherwise acquire any shares of stock of the corporation granted to it hereunder by mailing notice of its election so to do to the record holder of the stock covered thereby at his address as shown upon the stock books of the corporation, or in case of voting trust certificates or other certificates of interest covering stock of the corporation then at the address of the owner thereof as shown upon the books of the voting or other trustees. Said notice shall state in substance that the corporation has elected to exercise its option and

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          that it will make payment for the stock to be thus
          purchased upon delivery to it at its principal office in the County of St. Louis, State of Missouri or such other place as the corporation shall designate by notice in writing to stockholders of record, of the certificates therefor, properly endorsed for transfer, accompanied by such instruments as the corporation may deem necessary, and such stockholder, or his executors or administrators as the case may be, shall forthwith surrender and deliver at said office the certificates for said stock duly endorsed in blank, accompanied by such instruments, and shall be entitled to receive payment (which payment may be by check) of the purchase price therefor as determined pursuant to the provisions of paragraph (a) of this Section B.
               (e)  In the event that the corporation shall
          purchase any of the Common Stock upon exercising any of the aforesaid options, the corporation may purchase such stock in the name and for the account of any employee of the corporation or of a subsidiary corporation with funds provided by any such party, or at its option, if it has funds available for the purpose, the corporation may purchase the shares for its own account and deposit them in its treasury, and may resell from

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          time to time any or all such shares purchased for
          its own account for such price or prices, and to such employee or employees of the corporation or of a subsidiary corporation as the board of directors may determine, or at the option of the board of directors, any or all of such shares may be retired or cancelled in any manner permitted by law.
               (f)  Subject to all of the rights of the
          Preferred Stock, dividends may be paid upon the Common Stock if and when declared by the board of directors out of any funds of the corporation legally available therefor.
               (g)  Except as otherwise provided in the
          certificate of incorporation as amended, the holders of the Common Stock shall have exclusive voting power for the election of directors and upon all other matters that may be submitted to the stockholders for their vote or consent.
          C. No stockholder (whether a holder of Preferred or Common Stock) shall hypothecate or pledge any stock except under an agreement of hypothecation or pledge with the pledgee containing the following provisions together in the following sequence:
               "In the event of the death of the pledgor or in the event that he ceases to be an employee of Graybar Electric Company, Inc. or of a subsidiary

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          corporation for any cause other than death or
          retirement on a pension, Graybar Electric Company, Inc. shall have the same right to purchase any or all of the pledged stock as it would have had if the stock had not been pledged, and may make payment therefor to the pledgee or any party presenting the certificates therefor, properly endorsed for transfer. The provisions of the certificate of incorporation of the corporation relating to the rights of the corporation to such stock and the price to be paid therefor are set forth on the back of the stock certificates pledged and the pledgee has notice thereof.
               "In the event that the pledgor shall be in default under the pledge, Graybar Electric Company, Inc. shall have an option, good until the expiration of thirty (30) days from the time written notice of such default is served upon said corporation by the pledgee, to take over the stock pledged and the debt to secure which such stock has been pledged, upon payment to the pledgee of the amount then owing on said debt, and no sale shall be made by the pledgee under said pledge until such option has expired.
               "In the event that the pledgor shall be in default under the pledge and the amount then owing on the debt shall exceed the price at which

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          Graybar Electric Company, Inc. would be entitled
          to purchase stock under option given to it in case the pledgor should desire to sell same, said corporation shall have the right, good until the expiration of thirty (30) days from the time written notice is served upon said corporation by the pledgee, to redeem or purchase such stock, at said option price, and may make payment therefor to the pledgee or any party presenting the certificates therefor properly endorsed for transfer, and no sale shall be made by the pledgee until such option has expired.
               "No other provisions in the hypothecation or pledge shall in any way affect the rights given in the three preceding paragraphs, and by accepting the pledge the pledgee agrees to carry out and be bound by the provisions of the three preceding paragraphs and of the certificate of incorporation as amended of Graybar Electric Company, Inc.
               "Any right or option in the corporation to purchase, redeem, take over or otherwise acquire any stock of the corporation shall, in accordance with the provisions of the certificate of incorporation as amended, also accrue to and may be exercised by any person, persons, firm or corporation designated by the corporation to

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          purchase or acquire such stock or any part
          thereof.
               "It is understood that the certificate of incorporation of Graybar Electric Company, Inc. also provides, in substance, that if any party shall claim or establish ownership of or any interest in shares of stock of the corporation and if such ownership or interest is the result of a sale or transfer in breach of the provisions of the certificate of incorporation, such shares or interest shall at the option of the corporation be subject at all times to purchase by said corporation at prices and under terms and conditions set forth in or to be determined as provided in said certificate of incorporation."
          In the event that the corporation shall have exercised any such option to take over any stock which shall have been pledged or hypothecated and the debt to secure which such stock has been pledged, the corporation shall have the right, at any time after the expiration of thirty (30) days after written notice mailed to the holder of record of the pledged stock at his address as shown on the books of the corporation, to purchase said stock by paying or tendering to the pledgor the difference, if any, between the amount paid by the corporation to the pledgee in taking over said stock, together with interest to the time of such purchase, and the price which the corporation would be required to pay to purchase said stock in case of sale by the stockholder to the corporation under the provisions of paragraph (e) of Section A or paragraph
     (a) of Section B, as the case may be; provided, however, that at any time prior to such purchase of said stock by the corporation the pledgor may redeem said stock from the corporation by paying to the corporation the amount which the corporation paid to the pledgee in taking over the said stock, together with interest thereon. All such interest shall be computed at the rate of six per cent (6%) per annum.
          In the event that the corporation shall have exercised its option to take over any stock which shall have been pledged or hypothecated, and the debt to secure which the stock has been pledged, the corporation shall, in addition to any rights herein granted, be subrogated to all the rights of the pledgee of said stock.
          No pledge or hypothecation of any stock of the corporation, except in accordance with the foregoing conditions, shall in any way affect the right of the corporation to treat the stock as if it had not been pledged, whether in the hands of the pledgee or any subsequent holder whose title is through the pledgee or through any sale or transfer resulting from the pledge.

          D. All certificates of Preferred and Common Stock of the corporation shall contain or have endorsed thereon the provisions of the certificate of incorporation as amended in respect of the sale, transfer and pledge of stock, and all voting trust certificates or other certificates of interest covering stock of the corporation issued under a voting trust agreement or other agreement to which the corporation may be a party shall likewise contain or have endorsed thereon said provisions. No transfers of stock shall be recorded on the books of the corporation unless effected in accordance with the provisions of the certificate of incorporation as amended. Each holder of a certificate of stock of the corporation shall be charged with notice of the provisions of the certificate of incorporation of the corporation as amended and shall by receiving any such stock certificate be deemed to assent to and be bound by all of the provisions of the certificate of incorporation as amended.
          If for any reason whatsoever any party to whom a sale or transfer has been made in breach of any of the provisions of the certificate of incorporation as amended should claim or establish ownership of or any interest in any shares of stock of the corporation, such shares shall thereupon become subject to redemption or purchase at any and all times thereafter at the option of the corporation, whether in the hands of such party or any subsequent transferee, immediate or remote, upon mailing thirty (30) days notice of the election of the corporation to redeem or purchase such shares to the then holder of record at its address as it appears upon the stock books of the corporation or the books of the voting or other trustees at the price provided in paragraph (e) of Section A or paragraph (a) of Section B hereof, as the case may be, and the corporation may redeem or purchase any such shares upon paying the price specified.
          The corporation shall withhold any dividends and refuse to permit the exercise of any voting right upon any shares transferred in violation of the provisions of the certificate of incorporation as amended or in regard to which there has been any default in notifying the corporation of the stockholder's desire to sell his stock in order to give the corporation opportunity to exercise its option to purchase, or default in delivery of stock after the corporation has given notice of its election to exercise any option to purchase.
          Whenever herein the corporation shall be given any right or option to purchase, redeem or otherwise acquire any shares of stock of the corporation in any manner whatsoever, such rights shall also accrue and may be exercised by any person, persons, firm or corporation designated by the corporation to purchase or acquire such stock or any part thereof.
          If any one or more provisions of Section A, B or C or of this Section D shall be declared to be invalid, it shall not affect the validity of any other provisions of said sections or this section or of the certificate of incorporation as amended, nor shall the fact that any shares of the corporation shall be held at any time by any party not entitled to hold the same or from whom the corporation might purchase the same under the provisions of this Section D relieve any other stockholder from compliance with the terms of the provisions of Sections A, B and C and of this Section D.
          The term "employee" as used in Sections A and B shall be deemed to include salaried officers.
     The term "subsidiary" or "subsidiary company" as used in the certificate of incorporation as amended shall be deemed to mean any company seventy-five per cent (75%) of whose outstanding shares of equity stock, as hereinafter defined, shall be owned by the corporation or by another subsidiary. The term "equity stock" as herein used means the outstanding class or classes of shares entitled upon liquidation of a company to the final distribution of all assets remaining after the payment and discharge of all obligations and after payment and distribution to all classes of shares entitled to priority on the distribution of assets.
          E.   No stockholder of any class of the
     corporation shall as such be entitled as of right to purchase or subscribe for stock of any class of the corporation, whether authorized by this Certificate of Increase in Number and Classification of Shares or by any amendment to the certificate of incorporation or to purchase or subscribe for any other securities of the corporation whether or not such securities may be convertible into stock of any class of the corporation.
               FIFTH: No stockholder shall be entitled as of right to purchase or subscribe for any part of any unissued stock or of any additional stock to be issued by reason of any increase of the authorized capital stock of the corporation or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock or of other securities convertible into stock may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the board of directors in the exercise of their discretion.
               SIXTH: The Secretary of State of New York is hereby designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served. The principal office of the corporation in the State of New York is located in the City, County and State of New York, and the address to which the Secretary of State shall mail a copy of p00000000rocess in any action or proceeding against the corporation which may be served upon him is c/o CT Corporation System, 1633 Broadway, New York, New York 10019. The name of the registered agent upon whom and the address of the registered agent at which process against the corporation may be served is CT Corporation System, 1633 Broadway, New York, New York 10019.
          4. The board of directors of this corporation has authorized this Restated Certificate of Incorporation.
          IN WITNESS WHEREOF, we have made, signed and acknowledged this Restated Certificate of Incorporation this 9th day of March, 1984.



                               /s/ James L. Hoagland
                               ---------------------------------
                                   James L. Hoagland,
                                        President



                              /s/ George S. Tulloch, Jr.
                              ----------------------------------
                                   George S. Tulloch, Jr.
                                        Secretary

STATE OF MISSOURI   )
                    :  ss.:
COUNTY OF ST. LOUIS )


          GEORGE S. TULLOCH, JR., being first duly sworn, deposes and says that he is the Secretary of GRAYBAR
ELECTRIC COMPANY, INC., that he has read the foregoing certificate and knows the contents thereof and that the statements therein are true.



                              /s/ George S. Tulloch, Jr.
                              ----------------------------------
                                   George S. Tulloch, Jr.


Sworn to before me this

12th day of March, 1984



/s/ Alberta S. Duchek
-----------------------------
     Notary Public